Amendment to

Amended and Restated Distribution Agreement between

JNL Variable Fund LLC and Jackson National Life Distributors LLC

This Amendment is made by and between JNL Variable Fund LLC, a Delaware limited liability company ("Company"), and Jackson National Life Distributors LLC ("JNLD"), a broker-dealer registered with the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

Whereas, the Company and JNLD entered into an Amended and Restated Distribution Agreement effective April 29, 2013, as amended May 30, 2013, September 16, 2013 and June 4, 2014 ("Agreement"), whereby the Company appointed JNLD as distributor ("Distributor") of the shares of the separate funds (the "Funds") set forth on Schedule A of the Agreement.

Whereas, the following fund merger has been approved by the Board of Managers of the Fund and the Board of Trustees of JNL Series Trust ("JNLST"):

-	JNL/Mellon Capital NYSE® International 25 Fund of the Fund is being merged into the JNL/Mellon Capital International Index Fund of JNLST.

Whereas, pursuant to the merger outlined herein-above, the parties have agreed to amend Schedule A of the Agreement to remove the JNL/Mellon Capital NYSE® International 25 Fund and its respective fees.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 15, 2014, attached hereto.

In Witness Whereof, the Company and the Distributor have caused this Amendment to be executed as of this 11th day of June 2014, effective September 15, 2014.

Attest:		JNL Variable Fund LLC
By:	/s/ Norma M. Mendez	By:	/s/ Kristen K. Leeman
	Norma M. Mendez	Name:	Kristen K. Leeman
		Title:	Assistant Secretary

Attest:		Jackson National Life Distributors LLC
By:	/s/ Paige McLaughlin	By:	/s/ Jim Livingston
	Paige McLaughlin	Name:	Jim Livingston
		Title:	EVP, Operations

Schedule A
Dated September 15, 2014

Fund	Class	Maximum 12b-1 Fee[1]
JNL/Mellon Capital DowSM 10 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Global 15 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Nasdaq® 25 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Value Line® 30 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital S&P® 24 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital 25 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital JNL 5 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital JNL Optimized 5 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital S&P® SMid 60 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Communications Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Consumer Brands Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Oil & Gas Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Financial Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Healthcare Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Technology Sector Fund	Class A	0.20%
	Class B	None

A-